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                                                                    EXHIBIT 99.4

                       INTERNATIONAL SPEEDWAY CORPORATION
                                LETTER TO CLIENTS
                                       FOR
                                  TENDER OF ALL
                     OUTSTANDING 4.20% SENIOR NOTES DUE 2009
                                 IN EXCHANGE FOR
                     REGISTERED 4.20% SENIOR NOTES DUE 2009
                                     AND FOR
                                  TENDER OF ALL
                     OUTSTANDING 5.40% SENIOR NOTES DUE 2014
                                 IN EXCHANGE FOR
                     REGISTERED 5.40% SENIOR NOTES DUE 2014


         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 27, 2004, UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.


To Our Clients:


     We are enclosing herewith a Prospectus, dated August 24, 2004, of International Speedway Corporation, a Florida corporation (the "Company"), and a related Letter of Transmittal, which together constitute (the "Exchange Offer") relating to the offer by the Company, to exchange its 4.20% Senior Notes due 2009 and its 5.40% Senior Notes due 2014 (the "Registered Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 4.20% Senior Notes due 2009 and 5.40% Senior Notes due 2014, respectively (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.


     The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

     We are the holder of record of Outstanding Notes held by us for your own account. A tender of such Outstanding Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We urge you to read carefully the prospectus and the Letter of Transmittal and other material provided herewith before instructing us to tender your outstanding notes. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

     Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Company that (i) the Registered Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) neither the undersigned nor

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any such other person has an arrangement or understanding with any person to participate in the distribution within the meaning of the Securities Act of such Registered Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Registered Notes for its own account in exchange for Outstanding Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such Registered Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Registered Notes for its own account in exchange for Outstanding Notes, it represents that such Outstanding Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Registered Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Registered Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                                          Very truly yours,

                                                          INTERNATIONAL SPEEDWAY
                                                          CORPORATION

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         PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN
AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

                                 INSTRUCTION TO
                         BOOK ENTRY TRANSFER PARTICIPANT

To Participant of the DTC:

         The undersigned hereby acknowledges receipt of the Prospectus dated August 24, 2004 (the "Prospectus"), of International Speedway Corporation, a Florida corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute the Company's offer (the "Exchange Offer") to exchange its 4.20% Senior Notes due 2009 and its 5.40% Senior Notes due 2014 (the "Registered Notes"), for all of its issued and outstanding 4.20% Senior Notes due 2009 and 5.40% Senior Notes due 2014, respectively (the "Outstanding Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

         This will instruct you, the DTC participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

         The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

         $__________________ of 4.20% Senior Notes due 2009.

         $__________________ of 5.40% Senior Notes due 2014.

         $__________________ (TOTAL).

         WITH RESPECT TO THE EXCHANGE OFFER, THE UNDERSIGNED HEREBY INSTRUCTS YOU (CHECK APPROPRIATE BOX):

        [ ] TO TENDER THE FOLLOWING AMOUNT OF OUTSTANDING NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED (INSERT PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO BE TENDERED) (IF ANY): $__________________ OF 4.20% SENIOR NOTES DUE 2009; AND $__________________ OF 5.40% SENIOR NOTES DUE 2014.

        [ ] NOT TO TENDER ANY OUTSTANDING NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

     If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by, its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that (i) the Registered Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution within the meaning of the

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Securities Act of 1933, as amended (the "Securities Act"), of such Registered
Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Registered Notes for its own account in exchange for Outstanding Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such Registered Notes and
(iv) neither the undersigned nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Registered Notes for its own account in exchange for Outstanding Notes, it represents that such Outstanding Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Registered Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Registered Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                    SIGN HERE


Name of beneficial owner(s):
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Signature(s):
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Name(s) (please print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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